MUTUAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

         THIS CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT (the "Agreement") is entered into by and between VIRAGEN, INCORPORATED ("VIRAGEN"), a Florida corporation, having a principal place of business at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, and BIOSYNTECH LTD. ("BIOSYNTECH", having a principal place of business at 475 Boulevard Armand Frappier, Laval QC, Canada H7V 4b3.

         WHEREAS, BIOSYNTECH is in the business of developing, manufacturing and marketing the BST-GEL(TM) and BST-CARGEL(TM) advanced big-materials used in drug, cell and gene delivery systems, big-engineered artificial tissues and injectable self-forming implants; and

         WHEREAS, VIRAGEN is in the business of manufacturing and clinical development of biological response modifiers, including interferons; and

         WHEREAS, VIRAGEN and BIOSYNTECH (the "Parties") are willing to disclose to each other certain confidential information for the purpose of evaluating the possibility of entering into a business relationship (which purpose is hereinafter referred to as the "Purpose of this Agreement");

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

          1. CONFIDENTIAL INFORMATION. The term "Confidential Information" as used in this Agreement shall mean any and all non-public information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") in a written or tangible form (including fax transmissions, electronic mail, and electronic media) clearly marked (or, in the case of electronic media, otherwise clearly identified) as being confidential, and relating to the Purpose of this Agreement. Confidential Information shall expressly include any and all information derived from the foregoing Confidential Information.

          2. CONFIDENTIALITY OBLIGATIONS. The Receiving Party shall keep the Confidential Information in strict confidence, and shall not disclose it to any person, fun or corporation, nor use the Confidential Information for any purpose other than for the specific

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Purpose of this  Agreement  without the prior written  consent of the Disclosing
Party. The Receiving Party shall protect and safeguard the Confidential Information furnished by the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the Receiving Party uses to protect its own confidential or proprietary information of a like nature. The Receiving Party shall limit the disclosure of the Confidential Information to only such officers, employees or agents of the Receiving Party who need to know such information in order to accomplish the Purpose of this Agreement. The Receiving Party agrees that all such officers, agents and employees shall be notified of the proprietary nature of the Confidential Information

         3.  EXCEPTIONS.   The  obligations  of  confidentiality   contained  in
Paragraph 2 shall not apply to any information which:

            (a) is proven by written evidence to have been known to the Receiving Party at the time of disclosure; or

            (b) is or becomes publicly known or available through no act or fault of the Receiving Party; or

            (c) is rightly received by the Receiving Party from a third party who was authorized to disclose such information; or

           (d) is proven by written evidence to have been independently developed by the Receiving Party; or

           (e) is approved for release by written authorization of the Disclosing Party; or

          (f) is disclosed by the Receiving Party pursuant to law or any governmental or court order, provided that the Receiving Party shall first have given notice to the Disclosing Party of such order and made a reasonable effort to obtain a protective order.

     4. DURATION. The obligations of confidentiality contained in Paragraph 2 shall extend for a period of five (5) years from the date of disclosure of such information.

     5. RETURN OF DOCUMENTS. Upon the written request of the Disclosing Party at any time, the Receiving Party shall immediately return to the Disclosing Party all written Confidential Information except for one copy for archival purposes which will be kept by the General Counsel of the Receiving Party.

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     6.   RELATION BETWEEN PARTIES. At all times, Confidential Information shall be and remain the property of the Disclosing Party. This Agreement does not grant either party any express or implied rights under the other party's patents, know-how, trade secrets, copyrights, trademarks or other intellectual property rights or applications therefor. The Parties make no representation that any type of business relation will be concluded between the Parties.
Nothing in this Agreement shall be deemed to create a partnership or joint venture between the Parties.

     7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement constitutes the complete agreement of the Parties and supersedes all previous understandings, agreements or representations, written or oral, between the Parties to this Agreement. This Agreement may not be amended except by written instrument signed by both Parties. In the event that any one or more of the provisions of this Agreement is unenforceable, the enforceability of the remaining provisions shall be unimpaired.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate on the date(s) set forth below.

BIOSYNTECH, LTD.                           VIRAGEN, INC.


By: /s/ Francois Binette                   By: /s/ Mel Rothberg
    ------------------------                   --------------------

Name:     Francois Binette                 Name:     Mel Rothberg

Title:    V.P. R&D                         Title:    Executive V.P.

Date:     9/20/99                          Date:     8/30/99